                                                                   Exhibit 5.01






                                       October 24, 1997



Travelers Property Casualty Corp.
One Tower Square
Hartford, Connecticut 06183


Ladies and Gentlemen:


         I am Senior Vice President, General Counsel and Secretary of Travelers Property Casualty Corp., a Delaware corporation (the "Company"). I have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of up to 14,200,207 shares of Class A Common Stock, $.01 par value per share, of the Company (the "Shares") which Aetna Services, Inc., J.P. Morgan Capital Corporation, The Trident Partnership, L.P., Fund American Enterprises Holdings, Inc. and Sixty Wall Street Fund, L.P. (collectively, the "Selling Stockholders") propose to sell pursuant to the Registration Statement.

         In connection with the foregoing, I, or attorneys under my supervision, have examined the minute books and stock records of the Company, the Restated Certificate of Incorporation and Restated By-Laws of the Company, the Registration Statement and the resolutions duly adopted by the Board of Directors of the Company relating to the offering of the Shares. In addition, I, or attorneys under my supervision, have reviewed such other documents and instruments and have conferred with various officers and directors of the Company and have ascertained or verified to my satisfaction such additional facts as I have deemed necessary or appropriate for the purpose of this opinion. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, I am of the opinion that the Shares proposed to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

Travelers Property Casualty Corp.
October 24, 1997
Page 2


         My opinion is limited to matters governed by the Federal laws of the United States of America and the General Corporation Law of the State of Delaware. I am not admitted to the practice of law in the State of Delaware.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters." In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,


                                  /s/ James M. Michener
                                  James M. Michener
                                  General Counsel